EXHIBIT 99.1

INVESTOR CONTACT:

Andrew Chmyz

(650) 930-5282

InvestorRelations@marimba.com

EDITORIAL CONTACT:

KURT MUMMA

(650) 930-5210

kmumma@marimba.com

MARIMBA ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2003 FINANCIAL RESULTS

2003 Software License Revenue Up 32% Year-Over-Year; EPS of $0.11 for 2003; Cash and

Securities Up $2.8 Million Year-Over-Year

MOUNTAIN VIEW, Calif., – Jan. 29, 2004 – Marimba, Inc. (Nasdaq: MRBA) today announced its financial results for the fourth quarter and full year ended December 31, 2003.

Fourth quarter 2003 revenues were $10.7 million, compared with $9.8 million for the third quarter of 2003 and up 12% from $9.6 million for the fourth quarter of 2002. Net income for the fourth quarter of 2003 was $1.2 million, or 4 cents per diluted share. This compares with net income of $723,000, or 3 cents per diluted share, sequentially and a net income of $201,000, or 1 cent per diluted share, during the fourth quarter of 2002. At December 31, 2003, the company’s total cash and marketable securities were $53.1 million, up $900,000 from September 30, 2003.

Full-year 2003 revenues were $40.9 million, up 16% from $35.2 million for full-year 2002. Net income for 2003 was $3.0 million, or a profit per diluted share of 11 cents, as compared to a net loss for 2002 of $10.9 million, or a net loss per diluted share of 44 cents. Year-end 2003 total cash and marketable securities were up $2.8 million from December 31, 2002.

“We’re pleased with our fourth quarter results, and with Marimba’s overall momentum in 2003,” said Rich Wyckoff, president and CEO of Marimba. “We were profitable in each quarter and cash flow positive for the year. In addition to positive financial results, we successfully shipped our new Marimba® Six product set, the company’s most comprehensive technology offering in more than two years. In 2004, we are working to build on this momentum, in both financial performance and continued product innovation.”

Highlights for the fourth quarter included:

•	Won important new customers across multiple industry segments, including InfoCamere, International Monetary Fund, NVIDIA Corporation, Raytheon Company, Select Comfort, and Western Blue.

•	Earned repeat business from previous customers, including AMEC Group Ltd., BellSouth, Catholic Healthcare West, Circuit City Stores, GE Capital Global Consumer Finance, Global Asset Management, Synopsys, Ultimate Electronics, US Agency for International Development (USAID), Washington Mutual, and a leading Department of Defense agency.

•	Shipped the Marimba Six product set, a major new release of Marimba’s management suite for clients and servers, helping customers reduce the cost of managing enterprise information technology (IT) assets and resources.

•	Shipped Software Usage solution to help companies monitor license compliance and increase the value of their software investments.

•	Hosted Marimba’s annual user group conference in New York with more than 80 customers in attendance.

•	Announced the company’s role as a founding member of the Data Center Markup Language (DCML) Organization to bring IT system interoperability and utility computing to data centers.

FINANCIAL OUTLOOK

Marimba also announced its financial outlook for the first quarter of 2004 and full-year 2004. Based on the company’s performance and current market conditions, Marimba expects revenues of $10.0 to $11.0 million. Total spending, including cost of revenue and all operating expenses, is expected to be between $9.5 and $10.0 million for the first quarter of 2004. Earnings per diluted share for the first quarter of 2004 are expected to be between $0.02 and $0.05. The company expects full-year 2004 revenues to be 10% to 15% higher than full-year 2003 revenues.

The above financial outlook for the first quarter 2004 and full-year 2004 speaks as of the date of this announcement only, and reflects company management’s views only as of the date hereof. Marimba assumes no obligation to release publicly any updates or revisions to the above financial outlook that may reflect events or circumstances occurring after the date of this announcement, and the posting of this announcement on the company’s website or otherwise will not constitute an ongoing reaffirmation or update of such financial outlook by Marimba as of any date subsequent to the date of this announcement.

EARNINGS CALL OPEN TO INVESTORS

Marimba has scheduled a conference call for today at 2:00pm PST (5:00pm EST) to discuss its financial results for the fourth quarter 2003. Anyone wishing to participate may do so by calling 719-457-2625 approximately 10 minutes prior to the start of the call.

This conference call will be Webcast live, and the Webcast can be accessed at Marimba’s Website at http://www.marimba.com/earnings-event for 3 weeks and on an archived basis for up to 11 months thereafter. In addition, a telephone replay of the conference call will be available for 3 weeks at 719-457-0820, passcode 652162.

ABOUT MARIMBA

Marimba, Inc. (Nasdaq: MRBA) is a leading provider of products and services for software change and configuration management. Marimba helps enterprises worldwide to dynamically manage and protect their IT assets, increase operational efficiency, and reduce IT costs. Marimba is headquartered in Mountain View, Calif. Visit www.marimba.com for more information.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbors created by these sections. These forward-looking statements include statements regarding projected revenues, expenses, profitability, and product innovation. The results expected by the forward-looking statements in this announcement are subject to a number of risks and uncertainties, including: the ability of Marimba to effectively manage its costs and expenses at expected levels against uncertain revenue expectations, unanticipated costs and expenses that Marimba may need to incur, the potential for a decrease in net revenue which may be caused by reliance on a few large transactions for a significant portion of revenues in any period, delays in the timing of sales and the delivery of products or services, fluctuations in customer and market demand, market acceptance of new or enhanced product offerings, competition from other vendors, the rapid pace of technological change and other development, marketing, sales and operational challenges faced by Marimba that could limit the ability of Marimba to make its new products generally available on schedule, and general economic, technological and market conditions. Actual results may differ materially from the results anticipated by these forward-looking statements due to the factors listed above and other factors. The matters discussed in this announcement also involve risks and uncertainties described from time to time in Marimba’s filings with the Securities and Exchange Commission (SEC). In particular, see the Risk Factors described in Marimba’s most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, each as submitted to the SEC and as may be updated or amended with future filings or submissions. Marimba undertakes no obligation to release publicly any updates or revisions to any forward-looking statements contained in this announcement that may reflect events or circumstances occurring after the date of this announcement.

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Marimba is a registered trademark of Marimba, Inc. in the U.S. and certain other countries. Other trademarks and product, company or service names included herein are the property of their respective owners.

Financial Statements Attached

MARIMBA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended December 31		Twelve Months Ended December 31
	2003	2002	2003	2002
Revenues:
License	$6,280	$5,002	$24,114	$18,223
Service	4,444	4,553	16,762	17,004

Total revenues	10,724	9,555	40,876	35,227
Cost of revenues:
License	128	240	550	2,737
Service	1,235	1,400	5,491	5,829

Total cost of revenues	1,363	1,640	6,041	8,566

Gross profit	9,361	7,915	34,835	26,661

Operating expenses:
Research and development	2,174	2,014	8,343	7,948
Sales and marketing	4,847	4,835	19,636	24,060
General and administrative	1,312	1,054	4,661	5,683
Restructuring costs	—	—	—	200
Amortization of deferred compensation	—	95	111	1,099

Total operating expenses	8,333	7,998	32,751	38,990

Income (loss) from operations	1,028	(83)	2,084	(12,329)
Interest income, net	209	345	1,036	1,554

Income (loss) before income taxes	1,237	262	3,120	(10,775)

Provision for income taxes	12	61	125	79

Net income (loss)	$1,225	$201	$2,995	$(10,854)

Basic earnings (loss) per share	$0.05	$0.01	$0.12	$(0.44)

Diluted earnings (loss) per share	$0.04	$0.01	$0.11	$(0.44)

Shares used in per share calculation – basic	26,055	25,133	25,675	24,427
Shares used in per share calculation – diluted	27,765	25,788	27,385	24,427

MARIMBA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2003	December 31, 2002
ASSETS

Cash and available-for-sale securities	$53,097	$50,264
Accounts receivable, net	9,530	6,546
Property and equipment, net	1,511	2,333
Other assets	2,370	3,226

	$66,508	$62,369

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and other liabilities	$4,622	$4,675
Deferred revenue	9,391	8,966

Total liabilities	14,013	13,641

Stockholders’ equity	52,495	48,728

	$66,508	$62,369